UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 19, 2025

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 FivePoint	4th Floor	Irvine	California	92618
(Address of Principal Executive Offices)				(Zip code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2025, Five Point Holdings, LLC (“Five Point” or the “Company”) entered into a Contribution and Purchase Agreement (the “Contribution Agreement”) with Hearthstone, Inc. (“Hearthstone”), The Mark and Lynn Porath 2000 Trust (the “Porath Trust”), Mark Porath and certain other affiliated family trusts, and Hearthstone Residential Holdings, LLC (the “Hearthstone Venture”). The Contribution Agreement sets forth a series of transactions pursuant to which Hearthstone and the Porath Trust (together, the “Hearthstone Group”) will contribute substantially all of the assets associated with Hearthstone’s residential asset and investment management business to the Hearthstone Venture in exchange for equity interests therein.

At the closing of those transactions (the “Closing”), Five Point will purchase 75% of the Class A Units in the Hearthstone Venture from the Hearthstone Group for an aggregate purchase price of $56.25 million (the “Purchase Price”), payable in cash and, at Five Point’s election, up to $3.0 million worth of Five Point’s Class A Common Shares. Following Five Point’s purchase of such Class A Units, the Hearthstone Group will own the remaining 25% of the Class A Units. As part of the Closing, the Hearthstone Group will also contribute certain co-investment assets with a value of at least $12.5 million to the Hearthstone Venture. Hearthstone will receive a number of Class B Units of the Hearthstone Venture based on the actual value of the co-investment assets contributed by the Hearthstone Group. If at Closing, due to incremental additional capital contributions made by the Hearthstone Group after the date of the Contribution Agreement but prior to Closing, the total value of the co-investment assets contributed by the Hearthstone Group exceeds $12.5 million, the Purchase Price will be increased on a dollar-for-dollar basis. The Purchase Price is also subject to customary post-closing adjustments for working capital and other items.

The Contribution Agreement contains customary representations, warranties, and covenants of the parties, including pre-closing conduct restrictions, employee transition arrangements, and indemnification obligations. The Contribution Agreement also contemplates other ancillary agreements to be entered into at closing, such as an Amended and Restated Limited Liability Company Agreement for the Hearthstone Venture (the “Operating Agreement”), a Secondment Agreement (to provide the Hearthstone Venture with the benefit of services from the Hearthstone employees for the remainder of 2025), and Non-Compete Agreements with Porath and certain other Hearthstone employees. It is anticipated that all existing Hearthstone employees will transition to employment with Five Point effective as of January 1, 2026.

The Operating Agreement will govern the rights and obligations of the members of the Hearthstone Venture and includes customary provisions relating to capital contributions, allocations and distributions, management and governance, and transfer restrictions. The Operating Agreement establishes a three-member Executive Committee to oversee the operation of the business, which will be comprised of two individuals designated by Five Point and one individual designated by Hearthstone. The Executive Committee will act by majority vote, other than for a limited number of decisions that will require unanimous approval.

Because Hearthstone will be contributing co-investment assets with a value of at least $12.5 million at the Closing, Five Point has agreed that Five Point alone will fund the next $37.5 million in capital contributions. If and when the Executive Committee issues a capital call, Five Point will contribute additional capital to the Hearthstone Venture, and Hearthstone’s Class B Units will convert to Class A Units at a rate that maintains the relative ownership of the Class A Units between Five Point, on the one hand, and the Hearthstone Group, on the other hand. While the Class B Units are outstanding, they will entitle Hearthstone to a preferred return accruing at an annual rate of 10%, compounded monthly to the extent not paid current, on their original value. That return rate will be subject to reduction if the actual realized return on the co-investment assets for which the Class B Units were issued is not at least 10%.

The Operating Agreement further includes put and call rights in respect of the interests in the Hearthstone Venture being received by the Hearthstone Group, on the one hand, and the Company, on the other hand. These rights become exercisable by the Hearthstone Group or the Company, as applicable, upon certain termination events involving Mr. Porath, including death, disability and termination of his employment, and will also be available to either party on or after the sixth anniversary of the Closing. In general, the repurchase price for Class A Units will be based on fair market value at the time (except in certain events such as termination for cause or resignation without good reason in which case Five Point may purchase these equity interests at a discount to fair market value), and the repurchase price for the Class B Units (if any are still outstanding) will be at their original agreed value plus accrued and unpaid preferred return, if any. Five Point will have the right to pay a portion of the purchase price in installments over time, with the terms of such installment payments varying based upon the circumstances under which the relevant put or call right was exercised. The Operating Agreement also includes customary tag-along and drag-along rights with respect to the interests of the Hearthstone Group.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On June 20, 2025, the Company issued a press release announcing the execution of the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Contribution and Purchase Agreement, dated as of June 19, 2025, by and among Five Point Holdings, LLC, Hearthstone, Inc., Mark Porath and certain affiliated family trusts, and Hearthstone Residential Holdings, LLC.

99.1	Press release dated June 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted materials to the SEC upon request by the SEC, provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 20, 2025

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Operating Officer, Chief Legal Officer and Vice President